AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 25, 2003
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                  ------------

                         THE BEAR STEARNS COMPANIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                     13-3286161
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                               383 MADISON AVENUE
                            NEW YORK, NEW YORK 10179
                                 (212) 272-2000
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                         THE BEAR STEARNS COMPANIES INC.
                            CAPITAL ACCUMULATION PLAN
                          FOR SENIOR MANAGING DIRECTORS
                            (Full Title of the Plan)

                             SAMUEL L. MOLINARO JR.
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                         THE BEAR STEARNS COMPANIES INC.
                               383 MADISON AVENUE
                            NEW YORK, NEW YORK 10179
                                 (212) 272-2000
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)

                                   COPIES TO:
                              DENNIS J. BLOCK, ESQ.
                        CADWALADER, WICKERSHAM & TAFT LLP
                                 100 MAIDEN LANE
                            NEW YORK, NEW YORK 10038
                                 (212) 504-6000

                               ------------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                                 PROPOSED MAXIMUM        AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES    AMOUNT TO BE   PROPOSED MAXIMUM OFFERING   AGGREGATE OFFERING      REGISTRATION
        TO BE REGISTERED            REGISTERED(1)       PRICE PER UNIT(2)            PRICE(2)              FEE(2)
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00
     per share                      501,758 shares           $63.70                $31,961,984.60         $2,585.72
========================================================================================================================

(1) Plus such indeterminate number of shares pursuant to Rule 416 as may be issued in respect of stock splits, stock dividends and similar transactions.

(2) Pursuant to Rule 457 under the Securities Act of 1933, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on March 18, 2003.

================================================================================

                                Explanatory Note

This Registration Statement is being filed solely for purposes of registering the shares for resale by the Selling Stockholders. The reoffer prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3, and pursuant to General Instruction C of Form S-8 may be used for reoffers or resales of the shares that have been acquired by the Selling Stockholders.

                               REOFFER PROSPECTUS

                         THE BEAR STEARNS COMPANIES INC.

                         501,758 SHARES OF COMMON STOCK


   Certain of our employees, all of whom are named in this prospectus, may offer and sell from time to time, for their own accounts up to 501,758 shares of our Common Stock that they acquired pursuant to our Capital Accumulation Plan for Senior Managing Directors. We will not receive any of the proceeds from such sales.

   The Selling Stockholders propose to sell the shares from time to time in transactions occurring either on or off the New York Stock Exchange at prevailing market prices or at negotiated prices. Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts.

   The Selling Stockholders and participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in which event any profit on the sale of shares by those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

   Bear, Stearns & Co. Inc. and/or Bear, Stearns Securities Corp., subsidiaries of The Bear Stearns Companies Inc., may act as a broker on behalf of one or more of the Selling Stockholders.

   The Common Stock is traded on the New York Stock Exchange under the symbol "BSC". On March 24, 2003, the closing price of the Common Stock on the Exchange was $66.28 per share.



   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




                                 March 25, 2003

   YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE COMMON STOCK IS NOT BEING OFFERED IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                                -----------------

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

Where You Can Find More Information..........................................2
Forward-Looking Statements...................................................3
Certain Definitions..........................................................4
The Company..................................................................5
Selling Stockholders.........................................................7
Plan of Distribution........................................................13
Experts.....................................................................14


                       WHERE YOU CAN FIND MORE INFORMATION

   We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any of these filed documents at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   Our website is http://www.bearstearns.com. We make available free of charge on our website our annual reports on Form 10-K; quarterly reports on Form 10-Q and any amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

   We have filed with the SEC a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the Company and the Common Stock, you should consult the Registration Statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

   The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

   The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

      (i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2002;

      (ii) the Current Reports on Form 8-K dated December 18, 2002, December 18, 2002, December 20, 2002, January 8, 2003, January 14, 2003, January 30, 2003,
   February 11, 2003, February 11, 2003, February 24, 2003 and March 19, 2003;
   and

      (iii) the description of the Common Stock, which is registered under
   Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985.

   We will provide to you without charge a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). You may request copies by writing or telephoning us at our Investor Relations Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179; telephone number (212) 272-2000.

                           FORWARD-LOOKING STATEMENTS

   Certain statements included in or incorporated by reference into this prospectus including (without limitation) certain matters discussed under "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures about Market Risk" included in or incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended November 30, 2002, which has been filed with the SEC, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

                               CERTAIN DEFINITIONS

   Unless otherwise stated in this prospectus:

   o the "Company," "we," "us," and "our" refer to The Bear Stearns Companies Inc. and its subsidiaries;

   o  "AMEX" refers to the American Stock Exchange LLC;

   o  "Bear Stearns" refers to Bear, Stearns & Co. Inc.;

   o  "BSB" refers to Bear Stearns Bank plc;

   o  "BSSC" refers to Bear, Stearns Securities Corp.;

   o  "BSIL" refers to Bear, Stearns International Limited;

   o "Common Stock" refers to the Common Stock, par value $1.00 per share, of The Bear Stearns Companies Inc.;

   o  "ISE" refers to the International Securities Exchange;

   o  "NASD" refers to the National Association of Securities Dealers, Inc.; and

   o  "NYSE" refers to the New York Stock Exchange, Inc.

Bear Stearns, BSB, BSSC and BSIL are subsidiaries of The Bear Stearns Companies Inc.

                                   THE COMPANY

   We are a holding company that, through our subsidiaries, principally Bear Stearns, BSSC, BSIL and BSB, is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling customer transactions and certain of our proprietary transactions. Our business includes:

o market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

o trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

o  securities, options and futures brokerage;

o  providing securities clearance services;

o managing equity and fixed income assets for institutional and individual clients;

o  financing customer activities;

o  securities lending;

o  securities and futures arbitrage;

o  involvement in specialist activities on the NYSE, AMEX and ISE;

o  underwriting and distributing securities;

o  arranging for the private placement of securities;

o assisting in mergers, acquisitions, restructurings and leveraged transactions;

o  making principal investments in leveraged acquisitions;

o  engaging in commercial real estate activities;

o  investment management and advisory services; and

o  fiduciary, custody, agency and securities research services.

Our business is conducted:

o  from our principal offices in New York City;

o from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco and San Juan;

o from representative offices in Beijing, Herzliya, Hong Kong, Sao Paulo and Shanghai;

o through international offices in Dublin, Hong Kong, London, Lugano, Milan, Singapore and Tokyo; and

o through joint ventures with other firms in Belgium, Greece, Spain, and Sweden.

Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients. We provide trust company and clearance services through our subsidiary, Custodial Trust Company, which is located in Princeton, New Jersey.

   Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment adviser with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the NASD, the Commodity Futures Trading Commission, the National Futures Association and the ISE. Bear Stearns is a "primary dealer" in US government securities, as designated by the Federal Reserve Bank of New York.

   BSIL is a full service broker-dealer based in London and among other European exchanges, is a member of Eurex Deutschland, the International Petroleum Exchange, Euronext Liffe, Euronext Paris and NASDAQ Europe. BSIL is supervised by and is regulated in accordance with the rules of the Financial Services Authority.

   BSB is an Ireland-based bank, which was registered in 1996 and subsequently granted a banking license under the Irish Central Bank Act, 1971. BSB allows our existing and prospective clients the opportunity of dealing with a banking counterparty.

   We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison Avenue, New York, New York 10179; our telephone number is (212) 272-2000.

                              SELLING STOCKHOLDERS

   This prospectus relates to shares of Common Stock that have been acquired by the Selling Stockholders named below pursuant to our Capital Accumulation Plan for Senior Managing Directors.

   Each of the Selling Stockholders is an employee of the Company or one of its subsidiaries and is a Senior Managing Director of Bear Stearns. The following table sets forth:

   o the name and principal position or positions over the past three years with the Company of each Selling Stockholder (other than such Selling Stockholder's current position as a Senior Managing Director of Bear Stearns);

   o the number of shares of Common Stock each Selling Stockholder beneficially owned as of March 17, 2003;

   o the number of shares of Common Stock acquired by each Selling Stockholder pursuant to our Capital Accumulation Plan for Senior Managing Directors and being registered under this Registration Statement, some or all of which shares may be sold pursuant to this prospectus; and

   o the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Stockholder following this offering, assuming the sale pursuant to this offering of all shares acquired by such Selling Stockholder pursuant to our Capital Accumulation Plan for Senior Managing Directors and registered under this Registration Statement.

There is no assurance that any of the Selling Stockholders will sell any or all of the shares offered by them under this Registration Statement. The address of each Selling Stockholder is c/o The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179.

   This table reflects all Selling Stockholders who are eligible to resell and the number of shares available to be resold by such Selling Stockholders.


                                                          SHARES BENEFICIALLY
                                  SHARES      SHARES             OWNED
   SELLING STOCKHOLDERS AND    BENEFICIALLY COVERED BY    AFTER THIS OFFERING
 PRINCIPAL POSITIONS WITH THE     OWNED        THIS    -------------------------
           COMPANY              (1)(2)(3)   PROSPECTUS    NUMBER      PERCENT
------------------------------ ------------ ---------- ------------ ------------

Michael J. Abatemarco              32,357         376      31,981        *
Paul Abecassis                      2,523       2,155         368        *
Michael Alix                          778         778           0        *
Edward Almeida                     19,964         900      19,064        *
Raymond Aronson                     2,593         344       2,249        *
Perrin Arturi                       9,897       2,081       7,816        *
Elliott Baim                        2,511         917       1,594        *
J. Bradford Barnes                  1,824       1,287         537        *
Steven L. Begleiter                10,671       5,623       5,048        *
Shelley Bergman                       991         987           4        *
Jeffrey C. Bernstein               22,635         968      21,667        *
Robert Bicknese                     3,321         968       2,353        *

                                                          SHARES BENEFICIALLY
                                  SHARES      SHARES             OWNED
   SELLING STOCKHOLDERS AND    BENEFICIALLY COVERED BY    AFTER THIS OFFERING
 PRINCIPAL POSITIONS WITH THE     OWNED        THIS    -------------------------
           COMPANY              (1)(2)(3)   PROSPECTUS    NUMBER      PERCENT
------------------------------ ------------ ---------- ------------ ------------

Steve Binder                        3,083       1,884       1,199        *
Barbara Bishop                      4,703         269       4,434        *
Kathryn R. Booth                   27,473       2,289      25,184        *
Denis Bovin                        28,873       6,931      21,942        *
Stanley Brach                      16,740         512      16,228        *
Kurt Butenhoff                     12,899       1,198      11,701        *
Damion Carufe                       2,708       1,104       1,604        *
James E. Cayne (4)              4,804,994      35,663   4,769,331      4.83%
  Chairman of the Board
  Chief Executive Officer
Vincent M. Cazzetta                 3,056         130       2,926        *
Daniel A. Celentano                 5,078         545       4,533        *
Pasquale CeStaro, III              38,609       1,363      37,246        *
Peter Cherasia (a)                 61,025      10,204      50,821        *
John Chimento                       4,107         655       3,452        *
Ralph R. Cioffi                    38,428       7,425      31,003        *
Michael Cohen                       4,154         969       3,185        *
David S. Connelly                   1,508       1,478          30        *
Kathleen Costine                    4,604         712       3,892        *
Paul Croitoroo                      3,911         726       3,185        *
Peter Croncota                     14,107       1,867      12,240        *
Steven M. Dantus (5)               11,422       2,638       8,784        *
Geryl Darington                     1,784         295       1,489        *
Wendy de Monchaux                  27,803       8,790      19,013        *
Andrew Decker                       1,958       1,562         396        *
Vincent Dicks                       2,194         601       1,593        *
John Doyle                          1,190         862         328        *
Kenneth L. Edlow                  187,513       5,334     182,179        *
  Secretary
James Egan                          1,551       1,551           0        *
Christopher Engdall                 1,588         185       1,403        *
Yan Erlikh                         59,307       7,677      51,630        *
Michael Fedak                       7,946       1,339       6,607        *
James A. Ferency                      926         712         214        *
Marc Feuer                         11,183         528      10,655        *
William Finn                       48,941         773      48,168        *
Barry Fleischer                     3,058           2       3,056        *
Nelson Fleishman                    2,870         480       2,390        *
Thomas M. Flexner                   4,252       2,671       1,581        *
Kevin Flynn                         3,355       2,611         744        *
Robert Foran                        1,330       1,330           0        *
Doni Fordyce                          807         807           0        *
Michael Frankel                    37,402         362      37,040        *
Paul M. Friedman                    2,325       1,318       1,007        *
William A. Fritz III                  545         545           0        *

                                                          SHARES BENEFICIALLY
                                  SHARES      SHARES             OWNED
   SELLING STOCKHOLDERS AND    BENEFICIALLY COVERED BY    AFTER THIS OFFERING
 PRINCIPAL POSITIONS WITH THE     OWNED        THIS    -------------------------
           COMPANY              (1)(2)(3)   PROSPECTUS    NUMBER      PERCENT
------------------------------ ------------ ---------- ------------ ------------

Barry Ganz                          4,663       1,028       3,635        *
Bruce E. Geismar (a)(6)            71,728       3,042      68,686        *
David H. Glaser                    33,007       3,598      29,409        *
Lesley D. Goldwasser               10,444      10,444           0        *
Alan C. Greenberg                  27,459      17,459      10,000        *
  Chairman of the Executive
  Committee
Timothy Greene                      8,975       1,525       7,450        *
Kevin Gruneich                    149,095       8,751     140,344        *
Robert Gubitosi                     1,971         684       1,287        *
Andrew E. Haas (7)                 51,781       9,676      42,105        *
Gregory A. Hanley                   6,826       1,932       4,894        *
Robert Harteveldt                  38,466       4,983      33,483        *
Cory Hechler                        2,495       1,394       1,101        *
Ronald Hersch                       1,235       1,235           0        *
Kent Hiteshew                       1,558         601         957        *
Daniel Hoffman                     10,867       2,301       8,566        *
Marjorie Hogan                     16,928       1,228      15,700        *
John Howard                         9,981         640       9,341        *
Michael Hyatt                      75,346         616      74,730        *
Robert B. Jackman                 232,306       1,512     230,794        *
Ron Jacoby                          3,381       1,639       1,742        *
Patricia Jehle                      2,933       2,763         170        *
William M. Jennings               327,510       1,186     326,324        *
Michael Josephson                  51,147         993      50,154        *
Raymond Katz                        2,671       2,671           0        *
Daniel L. Keating (a)             140,145       2,337     137,808        *
Frederick N. Khedouri              22,305       5,365      16,940        *
John Knight                           328         328           0        *
Lawrence Kohn                      10,549         593       9,956        *
Kenneth Kopelman                    2,503         246       2,257        *
John Y. Koren                      33,135       1,996      31,139        *
Mark A. Kurland                     8,229       3,179       5,050        *
Pascal Lambert                      7,297         318       6,979        *
Andrew Lawrence                   108,271         331     107,940        *
Joseph C. Leach                     4,926         491       4,435        *
Mark E. Lehman (8)                130,669       4,978     125,691        *
  Executive Vice President
  General Counsel
Frederick Leuffer                  50,864       1,878      48,986        *
Michael Levine                     19,971       5,738      14,233        *
Marshall J Levinson (9)               734         434         300        *
  Controller
David A. Liebowitz                193,048      12,480     180,568        *
Bruce M. Lisman                   168,622       4,873     163,749        *

                                                          SHARES BENEFICIALLY
                                  SHARES      SHARES             OWNED
   SELLING STOCKHOLDERS AND    BENEFICIALLY COVERED BY    AFTER THIS OFFERING
 PRINCIPAL POSITIONS WITH THE     OWNED        THIS    -------------------------
           COMPANY              (1)(2)(3)   PROSPECTUS    NUMBER      PERCENT
------------------------------ ------------ ---------- ------------ ------------

Roland N. Livney                   37,983       6,181      31,802        *
Michael A. Lorig                   83,385         510      82,875        *
Robert Lunder                      12,016       1,164      10,852        *
Aaron C. Lupuloff                   2,250         640       1,610        *
Ralph Mack                         43,402       4,434      38,968        *
David Malpass                       4,894         822       4,072        *
Thomas Marano                      27,933       5,990      21,943        *
Michael J. Margolis                   763         759           4        *
Alberto Mariaca                     3,434         508       2,926        *
David Marren                       14,341       1,525      12,816        *
Donald A. Martocchio               21,766       2,317      19,449        *
George J. Mason                     4,015         305       3,710        *
Jeffrey A. Mayer                    9,931       9,646         285        *
Patricia McConnell                  4,266         490       3,776        *
James McKenna                      68,463       4,219      64,244        *
William D. McLaughlin               2,479       1,759         720        *
Jeffrey Mehl                       35,447       1,562      33,885        *
Richard L. Metrick                  4,117       4,116           1        *
Steven Meyer                       10,578       4,154       6,424        *
Michael Minikes (a)(10)           327,737       8,079     319,658        *
  Treasurer
Samuel L. Molinaro, Jr.            25,747         821      24,926        *
  Executive Vice President
  Chief Financial Officer
Dominick Mondi                      4,672         646       4,026        *
Robert E. Morie Jr.                 7,220         737       6,483        *
Gordon M. Morse                       578         578           0        *
Timothy Murray                      1,446         348       1,098        *
Steven B. Nakovich                  3,762         849       2,913        *
Andrew Neff                        21,309       2,671      18,638        *
Michael Nierenberg                  3,667       3,252         415        *
James Nish                          2,155       2,155           0        *
Fares Noujaim                       8,643       7,769         874        *
Timothy O'Neill                    39,579       1,706      37,873        *
Craig M. Overlander                 8,943       5,936       3,007        *
Aldo Parcesepe                    190,452       2,007     188,445        *
Stephen Parish                      3,672       1,042       2,630        *
David Pollock                       2,704       1,094       1,610        *
W. Preston Raisin                   3,317       2,578         739        *
Stephen E. Raphael                  4,797       2,565       2,232        *
Robert Reitzes                     32,574       2,139      30,435        *
Joseph P. Riccardo                  4,753       3,227       1,526        *
Lou Rosenfeld                       2,708       2,494         214        *
Robert Rotanz                       4,881       1,596       3,285        *
Michael Saperstein (11)           526,670          46     526,624        *

                                                          SHARES BENEFICIALLY
                                  SHARES      SHARES             OWNED
   SELLING STOCKHOLDERS AND    BENEFICIALLY COVERED BY    AFTER THIS OFFERING
 PRINCIPAL POSITIONS WITH THE     OWNED        THIS    -------------------------
           COMPANY              (1)(2)(3)   PROSPECTUS    NUMBER      PERCENT
------------------------------ ------------ ---------- ------------ ------------

George Sarner                     172,076         176     171,900        *
Kenneth Savio                      57,931       1,562      56,369        *
Steven Scari                       21,754         736      21,018        *
Joel S. Schlesinger                41,318       1,521      39,797        *
David Schoenthal                      547         532          15        *
Clark Schubach                     28,995         435      28,560        *
Alan D. Schwartz                  789,481      27,491     761,990        *
  President
  Co-Chief Operating Officer
Robert J. Schwartz                  6,151         323       5,828        *
Robert Seyferth                       604         295         309        *
Douglas Sharon                      2,596       1,033       1,563        *
Steven Sheresky                     2,490         432       2,058        *
Nathaniel Singer                    2,853         629       2,224        *
Anthony P. Skvarla                 22,358         264      22,094        *
Timothy Smith                      11,181       1,193       9,988        *
Kevin Smyth                        11,229       1,300       9,929        *
Kurt Soukup                           534          24         510        *
Warren Spector (12)               133,502      33,343     100,159        *
  President
  Co-Chief Operating Officer
Daniel G. Spina                     3,485       2,033       1,452        *
Kenneth Spindel                    12,042         429      11,613        *
David Stafman                       1,412         646         766        *
Sheldon I. Stein                    3,493       3,227         266        *
Stephen M. Straty                  13,085       2,300      10,785        *
Theodore H. Strauss                15,593       1,128      14,465        *
Andrew Taddei                       2,281         859       1,422        *
Kok Wee Tan                        25,386         643      24,743        *
Donald Tang                         6,249       6,249           0        *
Michael L. Tarnopol (a)           232,557       3,556     229,001        *
Dana Telsey                         2,268       2,268           0        *
Salvatore Tiano                     6,396       1,564       4,832        *
John Twyman                        11,929       1,738      10,191        *
Michael Urfirer                   123,335      13,426     109,909        *
Jeffrey Urwin                       8,461       3,872       4,589        *
Eli Wachtel                        27,952       6,658      21,294        *
Dale Patrick Westhoff              27,654       2,956      24,698        *
Peter A. Williams                     948         948           0        *
Michael Winter                      2,031         822       1,209        *
Frederick Wise                      4,401       2,661       1,740        *
James Wolfsberg                     2,772       1,162       1,610        *
Bruce Wolfson                       1,641         222       1,419        *

                                                          SHARES BENEFICIALLY
                                  SHARES      SHARES             OWNED
   SELLING STOCKHOLDERS AND    BENEFICIALLY COVERED BY    AFTER THIS OFFERING
 PRINCIPAL POSITIONS WITH THE     OWNED        THIS    -------------------------
           COMPANY              (1)(2)(3)   PROSPECTUS    NUMBER      PERCENT
------------------------------ ------------ ---------- ------------ ------------

Michael Zackman                    10,224         656       9,568        *
Ira Zicherman                       9,110         823       8,287        *
Uzi Zucker (a)                    193,220         440     192,780        *


------------------

*    Less than one (1%) percent

(a)  Former member of the Board of Directors of the Company

(1) Nature of beneficial ownership is sole voting and investment power except as indicated in subsequent notes.

(2) Includes shares of Common Stock owned by the Selling Stockholders through The Bear Stearns Companies Inc. Employee Stock Ownership Plan (the "ESOP"). Shares owned by the ESOP that are allocated to employees' accounts are voted on a "pass through" basis by the employees to whose accounts such shares are allocated. Shares not allocated to accounts and allocated shares for which voting directions have not been received are voted by the trustee of the ESOP in proportion to the manner in which allocated shares are directed to be voted by participants in the ESOP.

(3) Does not include an aggregate of 26,286,881 shares underlying units credited under the Plan to the indicated individuals because such individuals neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within 60 days. Does not include an aggregate of 1,582,385 shares underlying units granted under a one-time long term incentive award to the indicated individuals because such individuals neither have the present ability to direct the vote nor the ability to dispose of such shares and will not have such rights within 60 days.

(4) Includes 45,669 shares of Common Stock owned by Mr. Cayne's wife, as to which shares Mr. Cayne disclaims beneficial ownership. Includes 258,215 shares of Common Stock held by a charitable trust, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 223,654 shares of Common Stock held by trusts established for Mr. Cayne's children, as to which shares Mr. Cayne disclaims beneficial ownership. Does not include 8,048 shares of Common Stock owned by a child of Mr. Cayne, as to which shares Mr. Cayne disclaims beneficial ownership.

(5) Includes 22 shares of Common Stock held by Mr. Dantus as custodian for his child.

(6) Does not include 2,394 shares of Common Stock owned by a child of Mr. Geismar, as to which shares Mr. Geismar disclaims beneficial ownership.

(7) Includes 318 shares of Common Stock held by Mr. Haas as custodian for his children.

(8) Does not include 29,763 shares of Common Stock held in a trust established for Mr. Lehman's wife, as to which shares Mr. Lehman disclaims beneficial ownership.

(9) Does not include 77 shares of Common Stock held in a trust established for Mr. Levinson's daughter, as to which shares Mr. Levinson disclaims beneficial ownership.

(10) Does not include 1,780 shares of Common Stock owned by Mr. Minikes' wife, as to which shares Mr. Minikes disclaims beneficial ownership.

(11) Does not include 68,425 shares of Common Stock held in two trusts established for Mr. Saperstein's daughter, as to which shares Mr. Saperstein disclaims beneficial ownership.

(12) Does not include 636 shares of Common Stock owned by Mr. Spector's wife, as to which shares Mr. Spector disclaims beneficial ownership.

                              PLAN OF DISTRIBUTION

   Shares covered by this prospectus will be sold by the Selling Stockholders as principals for their own account. We will not receive any proceeds from sales of any shares by Selling Stockholders.

   The Selling Stockholders or their pledgees, donees, transferees or other successors in interest (including Bear Stearns to the extent that shares may be sold from a margin account) may sell shares pursuant to this prospectus from time to time:

   o  in transactions (including one or more block transactions) on the NYSE;

   o  in the public market off the NYSE;

   o  in privately negotiated transactions;

   o  through put or call options transactions relating to the shares;

   o  through short sales of shares; or

   o  in a combination of such transactions.

Each sale may be made either at the market price prevailing at the time of sale or at a negotiated price. Sales may be made through brokers or to dealers, and such brokers or dealers may receive compensation in the form of commissions or discounts not exceeding those customary in similar transactions. Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by a Selling Stockholder will be borne by that Selling Stockholder.

   The Selling Stockholders and any dealer acting in connection with the offering or any broker executing a sell order on behalf of a Selling Stockholder may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of shares by a Selling Stockholder and any commissions or discounts received by any such broker or dealer may be deemed to be underwriting compensation under the Securities Act. In addition, any such broker or dealer may be required to deliver a copy of this prospectus to any person who purchases any of the shares from or through such broker or dealer.

   Bear Stearns and/or BSSC may act as a broker on behalf of one or more of the Selling Stockholders in connection with sales under this prospectus and may receive customary commissions in connection therewith. Bear Stearns and BSSC are member firms of the NASD and their activities in connection with the offering will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

   In order to comply with the securities laws of certain states, if applicable, the shares will be sold only through registered or licensed brokers or dealers.

                                     EXPERTS

   The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our 2002 Annual Report on Form 10-K for the year ended November 30, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents filed by the Company with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989), are incorporated herein by reference:
(i) the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2002; (ii) the Current Reports on Form 8-K dated December 18, 2002, December 18, 2002, December 20, 2002, January 8, 2003, January 14, 2003, January 30, 2003, February 11, 2003, February 11, 2003, February 24, 2003 and March 19, 2003; and (iii) the description of the Common Stock, which is registered under Section 12 of the Exchange Act, set forth under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 10, dated September 19, 1985. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

   Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

   Article VIII of the Company's Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The Company's Restated Certificate of Incorporation is filed as Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998, and the Certificate of Amendment of Restated Certificate of Incorporation, dated April 2, 2001, is filed as Exhibit 4(a)(2) to the Registration Statement on Form S-8 (No. 333-92357) filed June 14, 2001.

   We have in effect reimbursement insurance for our directors' and officers' liability claims and directors' and officers' liability insurance indemnifying, respectively, ourselves and our directors and officers within specific limits for certain liabilities incurred by them, subject to the conditions and exclusions and deductible provisions of the policies.

   For the undertaking with respect to indemnification, see Item 9.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

   With respect to the restricted securities reoffered or resold pursuant to this Registration Statement, the registrant claimed an exemption from registration under the Securities Act pursuant to Section 4(2) thereof. Such restricted securities were issued to the Selling Stockholders in connection with their deferral of income under the registrant's Capital Accumulation Plan for Senior Managing Directors.

ITEM 8.     EXHIBITS.

            Exhibit No.    Description
            -----------    -----------

            4(a)(1)    --  Restated Certificate of Incorporation of the
                           registrant (incorporated by reference to Exhibit
                           4(a)(1) to the Registration Statement on Form S-3
                           (File No. 333-57083)).

            4(a)(2)    --  Certificate of Amendment of Restated Certificate of
                           Incorporation of the registrant (incorporated by reference to Exhibit 4(a)(2) to the Registration
                           Statement on Form S-8 (File No. 333-92357)).

            4(a)(3)    --  Certificate of Stock Designation relating to the
                           registrant's Adjustable Rate Cumulative Preferred
                           Stock, Series A (incorporated by reference to Exhibit
                           4(a)(6) to the Registration Statement on Form S-8
                           (File No. 33-49979)).

            4(a)(4)    --  Certificate of Correction to the Certificate of Stock
                           Designation relating to the registrant's Adjustable
                           Rate Cumulative Preferred Stock, Series A
                           (incorporated by reference to Exhibit 4(a)(7) to the Registration Statement on Form S-8 (File No.
                           33-49979)).

            4(a)(5)    --  Certificate of Stock Designation relating to the
                           registrant's 6.15% Cumulative Preferred Stock, Series
                           E (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January
                           14, 1998).

            4(a)(6)    --  Certificate of Stock Designation relating to the
                           registrant's 5.72% Cumulative Preferred Stock, Series
                           F (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20,
                           1998).

            4(a)(7)    --  Certificate of Stock Designation relating to the
                           registrant's 5.49% Cumulative Preferred Stock, Series
                           G (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18,
                           1998).

            4(a)(8)    --  Certificate of Elimination of the Cumulative
                           Convertible Preferred Stock, Series A; Cumulative
                           Convertible Preferred Stock, Series B; Cumulative
                           Convertible Preferred Stock, Series C; and Cumulative
                           Convertible Preferred Stock, Series D of the registrant (incorporated by reference to Exhibit
                           4(d)(9) to the Current Report on Form 8-K filed on January 15, 2002).

            Exhibit No.    Description
            -----------    -----------

            4(a)(9)    --  Certificate of Elimination of the 7.88% Cumulative
                           Convertible Preferred Stock, Series B of the registrant (incorporated by reference to Exhibit
                           4(d)(10) to the Current Report on Form 8-K filed on January 15, 2002).

            4(a)(10)   --  Certificate of Elimination of the 7.60% Cumulative
                           Convertible Preferred Stock, Series C of the registrant (incorporated by reference to Exhibit
                           4(d)(11) to the Current Report on Form 8-K filed on January 15, 2002).

            4(b)       --  Amended and Restated By-laws of the registrant as
                           amended through January 8, 2002 (incorporated by reference to Exhibit 4(d)(6) to the Current Report on Form 8-K filed on January 15, 2002).

            23(a)      --  Consent of Deloitte & Touche LLP.

            24         --  Power of attorney (included in the signature pages to
                           the Registration Statement).

   An opinion of counsel (Exhibit 5) is not being filed since the securities being registered are not original issuance securities.

ITEM 9.     UNDERTAKINGS.

   The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 25, 2003.


                                            THE BEAR STEARNS COMPANIES INC.



                                            By:  /s/ SAMUEL L. MOLINARO JR.
                                                -------------------------------
                                                     SAMUEL L. MOLINARO JR.
                                                    Executive Vice President
                                                  and Chief Financial Officer


   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan C. Greenberg, James E. Cayne and Samuel L. Molinaro Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 25, 2003.


             SIGNATURE                                  TITLE
             ---------                                  -----

                       THE BEAR STEARNS COMPANIES INC.

      /s/ ALAN C. GREENBERG
--------------------------------------    Chairman of the Executive
          ALAN C. GREENBERG                  Committee and Director

       /s/ JAMES E. CAYNE
--------------------------------------    Chairman of the Board, Chief
           JAMES E. CAYNE                    Executive Officer (Principal
                                             Executive Officer) and Director

      /s/ CARL D. GLICKMAN
--------------------------------------    Director
          CARL D. GLICKMAN

    /s/ DONALD J. HARRINGTON
--------------------------------------    Director
        DONALD J. HARRINGTON

             SIGNATURE                                  TITLE
             ---------                                  -----


--------------------------------------    Director
           WILLIAM L. MACK

      /s/ FRANK T. NICKELL
--------------------------------------    Director
          FRANK T. NICKELL

       /s/ PAUL A. NOVELLY
--------------------------------------    Director
           PAUL A. NOVELLY


--------------------------------------    Director
         FREDERIC V. SALERNO

      /s/ ALAN D. SCHWARTZ
--------------------------------------    President, Co-Chief Operating
          ALAN D. SCHWARTZ                   Officer and Director


--------------------------------------    President, Co-Chief Operating
          WARREN J. SPECTOR                  Officer and Director

        /s/ VINCENT TESE
--------------------------------------    Director
            VINCENT TESE

         /s/ FRED WILPON
--------------------------------------    Director
             FRED WILPON

   /s/ SAMUEL L. MOLINARO JR.
--------------------------------------    Executive Vice President and Chief
       SAMUEL L. MOLINARO JR.                Financial Officer
                                             (Principal Financial Officer)

     /s/ MARSHALL J LEVINSON
--------------------------------------    Controller
         MARSHALL J LEVINSON                 (Principal Accounting Officer)

                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number             Description
------             -----------

4(a)(1)       --   Restated Certificate of Incorporation of the registrant
                   (incorporated by reference to Exhibit 4(a)(1) to the Registration Statement on Form S-3 (File No. 333-57083)).

4(a)(2)       --   Certificate of Amendment of Restated Certificate of
                   Incorporation of the registrant (incorporated by reference to Exhibit 4(a)(2) to the Registration Statement on Form S-8
                   (File No. 333-92357)).

4(a)(3)       --   Certificate of Stock Designation relating to the registrant's
                   Adjustable Rate Cumulative Preferred Stock, Series A
                   (incorporated by reference to Exhibit 4(a)(6) to the Registration Statement on Form S-8 (File No. 33-49979)).

4(a)(4)       --   Certificate of Correction to the Certificate of Stock
                   Designation relating to the registrant's Adjustable Rate
                   Cumulative Preferred Stock, Series A (incorporated by reference to Exhibit 4(a)(7) to the Registration Statement on Form S-8 (File No. 33-49979)).

4(a)(5)       --   Certificate of Stock Designation relating to the registrant's
                   6.15% Cumulative Preferred Stock, Series E (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on January 14, 1998).

4(a)(6)       --   Certificate of Stock Designation relating to the registrant's
                   5.72% Cumulative Preferred Stock, Series F (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on April 20, 1998).

4(a)(7)       --   Certificate of Stock Designation relating to the registrant's
                   5.49% Cumulative Preferred Stock, Series G (incorporated by reference to Exhibit 1.4 to the Registration Statement on Form 8-A filed on June 18, 1998).

4(a)(8)       --   Certificate of Elimination of the Cumulative Convertible
                   Preferred Stock, Series A; Cumulative Convertible Preferred
                   Stock, Series B; Cumulative Convertible Preferred Stock,
                   Series C; and Cumulative Convertible Preferred Stock, Series
                   D of the registrant (incorporated by reference to Exhibit
                   4(d)(9) to the Current Report on Form 8-K filed on January
                   15, 2002).

4(a)(9)       --   Certificate of Elimination of the 7.88% Cumulative
                   Convertible Preferred Stock, Series B of the registrant
                   (incorporated by reference to Exhibit 4(d)(10) to the Current
                   Report on Form 8-K filed on January 15, 2002).

4(a)(10)      --   Certificate of Elimination of the 7.60% Cumulative
                   Convertible Preferred Stock, Series C of the registrant
                   (incorporated by reference to Exhibit 4(d)(11) to the Current
                   Report on Form 8-K filed on January 15, 2002).

4(b)          --   Amended and Restated By-laws of the registrant as amended
                   through January 8, 2002 (incorporated by reference to Exhibit
                   4(d)(6) to the Current Report on Form 8-K filed on January
                   15, 2002).

23(a)         --   Consent of Deloitte & Touche LLP.

24            --   Power of attorney (included in the signature pages to the
                   Registration Statement).